EXHIBIT 21.1

Subsidiaries

Fog Cutter Securities Corporation
Fog Cutter Servicing Inc.
Fog Cutter Servicing I Inc.
WREP 2000-1PO, Inc.
FCCG BSSP 2000-5 CORP
WREP 1998-1 LLC
Fog Cap Commercial Lending Inc.
Fog Cap GEMB Holding LLC
SJGP, Inc.
Fog Cutter Capital Markets Inc.
FCCM-1 Inc.
FCCM-2 Inc.
Fog Cap Retail Investors LLC
Fog Cap Acceptance Inc.
WFSG (Channel Islands) Limited
BEP Islands Limited
Padraig, a French LLC
Fog Cap Development LLC
Fatburger Holdings, Inc.
Centrisoft Corporation
DAC International, Inc.